                                                                      Exhbit 3.5


                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                           DELL COMPUTER CORPORATION

                      Pursuant to Section 151(g) of the
               General Corporation Law of the State of Delaware


            THE UNDERSIGNED, Michael S. Dell, Chairman of the Board and Chief Executive Officer, and Richard E. Salwen, General Counsel and Corporate Secretary, of DELL COMPUTER CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, HEREBY CERTIFY:

     FIRST: That, pursuant to the authority conferred upon the Board of Directors in accordance with the provisions of Article Fourth of the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation on August 24, 1993, adopted the following resolution creating a series of 1,250,000 shares of Preferred Stock of the Corporation designated as "Series A Convertible Preferred Stock":

            RESOLVED, that, pursuant to the authority vested in this Board of Directors in accordance with the provisions of Article Fourth of this Company's Certificate ofIncorporation, as amended, a series of 1,250,000 shares of Preferred Stock, par value $.01 per share, of the Company is hereby created and authorized, and the designation, amount and stated value of such series of Preferred Stock and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereon, are as set forth in Exhibit A to these resolutions which, for all purposes, shall be deemed to be a part hereof.

     SECOND: That the following is a true and correct copy of the provisions set forth in Exhibit A to the foregoing resolution:

            1. Designation and Amount. The shares of this series of Preferred Stock shall be designated as Series A Convertible Preferred Stock ("Convertible Preferred Stock") and the number of shares constituting such series shall be 1,250,000.

            2. Rank. All shares of Convertible Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's now or hereafter issued Common Stock (the "Common Stock") and to all of the Corporation's hereafter issued capital stock ranking junior to the Convertible Preferred Stock both as to the payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, when and if issued (the Common Stock and any such other capital stock being herein referred to as "Junior Stock").

             3. Dividends. The holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, cash dividends at the rate of $7.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of initial issuance of such shares of Convertible Preferred Stock (on a daily basis whether or not such amounts would be available at that time for distribution to holders of shares of Convertible Preferred Stock) and shall be payable in cash quarterly in arrears on February 15, May 15, August 15 and November 15 of each year commencing November 15, 1993 (with respect to the period from such date of initial issuance to November 15, 1993) (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear upon the stock transfer books of the Corporation on such record dates, not more than sixty days nor less than ten days preceding the payment dates for such dividends, as are fixed by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof). For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in the City of New York, New York, or in the State of Delaware. Subject to the next paragraph of this Section 3, dividends on account of arrears for any past dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The amount of dividends payable per share of Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. No interest shall be payable in respect of any dividend payment on the Convertible Preferred Stock which may be in arrears.

            No dividends or other distributions, other than dividends payable solely in shares of Junior Stock, shall be declared, paid or set apart for payment on shares of Junior Stock or any other capital stock of the Corporation ranking junior as to dividends to the Convertible Preferred Stock (the Junior Stock and any such other class or series of the Corporations's capital stock being herein referred to as "Junior Dividend Stock"), unless and until all accrued and unpaid dividends on the Convertible Preferred Stock for all dividend payment periods ending on or before the payment date of such dividends or other distributions on Junior Dividend Stock shall have been paid or declared and set apart for payment.

            No payment on account of the purchase, redemption, retirement or other acquisition of shares of Junior Dividend Stock or any other class or series of the Corporation's capital stock ranking junior to the Convertible Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (the Junior Stock and any other class or series of the Corporation's capital stock ranking junior to the Convertible Preferred Stock as to such distributions being herein referred to as "Junior Liquidation Stock") shall be made unless and until all accrued and unpaid dividends on he Convertible Preferred Stock for all dividend payment periods ending on or before such payment for such Junior Dividend Stock or Junior Liquidation Stock shall have been paid or declared and set apart for payment; provided, however, that the restrictions set forth in this sentence shall not apply to the purchase or other acquisition of Junior Dividend Stock or Junior Liquidation Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (B) in exchange solely for Junior Stock.

            No full dividends shall be declared, paid or set apart for payment on shares of any class or series of the Corporation's capital stock hereafter issued ranking, as to dividends, on a parity with the Convertible Preferred Stock (any such class or series of the Corporation's capital stock being herein referred to as "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Convertible Preferred Stock for all dividend payment periods ending on or before the payment date of such dividends on Parity Dividend Stock. No dividends may be paid on Parity Dividend Stock except on dates on which dividends are paid on the Convertible Preferred Stock. All dividends paid or declared and set apart for payment on the Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata so that the amount of dividends paid or declared and set apart for payment per share on the Convertible Preferred Stock and the Parity Dividend Stock on any date shall in all cases bear to each other the same ratio that accrued and unpaid dividends to the date of payment on the Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

            No payment on account of the purchase, redemption, retirement or other acquisition of shares of Parity Dividend Stock or any class or series of the Corporation's capital stock ranking on a parity with the Convertible Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (any such class or series of the Corporation's capital stock being herein referred to as "Parity Liquidation Stock") shall be made, and, other than dividends to the extent permitted by the preceding paragraph, no distributions shall be declared, paid or set apart for payment on shares of Parity Dividend Stock or Parity Liquidation Stock, unless and until all accrued and unpaid dividends on the Convertible Preferred Stock for all dividend payment periods ending on or before such payment for, or the payment date of such distributions on, such Parity Dividend Stock or Parity Liquidation Stock shall have been paid or declared and set apart for payment; provided, however, that the restrictions set forth in this sentence shall not apply to the purchase or other acquisition of Parity Dividend Stock or Parity Liquidation Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation hereafter adopted or (B) in exchange solely for Junior Stock.

            Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

            4. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount equal to the dividends accrued and unpaid on such shares on the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $100.00 per share, and no more, before any payment shall be made or any assets distributed to the holders of shares of any Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of shares of Convertible Preferred Stock only with respect to assets (if any) remaining after the Corporation's payments with respect to the liquidation preferences of the shares of any class or series of the Corporation's capital stock hereafter issued ranking prior to the Convertible Preferred Stock as to distributions of assets upon such liquidation, dissolution or winding up ("Senior Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution to stockholders after the liquidation preferences of the shares of Senior Liquidation Stock are fully met shall be distributed ratably among the holders of the Convertible Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preferences of the shares of the Convertible Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with or into any other corporation nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

        5. Redemption at Option of the Corporation. The Convertible Preferred Stock may not be redeemed by the Corporation prior to August 25, 1996. On and after such date, the Convertible Preferred Stock may be redeemed by the Corporation, at its option on any date set by the Board of Directors, in whole or in part at any time, subject to the limitations, if any, imposed by the General Corporation Law of the State of Delaware, for an amount in cash equal to the applicable price per share set forth for the date fixed for redemption in the following table:

                Date Fixed for Redemption                                              Price
                -------------------------                                            ---------
On or after August 25, 1996, and on or before August 15, 1997                          $104.67
After August 15, 1987, and on or before August 15, 1998                                 103.89
After August 15, 1998, and on or before August 15, 1999                                 103.11
After August 15, 1999, and on or before August 15, 2000                                 102.33
After August 15, 2000, and on or before August 15, 2001                                 101.56
After August 15, 2001, and on or before August 15, 2002                                 100.78
Any date after August 15, 2002                                                          100.00

plus, in each case, an amount in cash equal to all per share dividends on the Convertible Preferred Stock accrued and unpaid thereon, whether or not declared, to but excluding the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price."

              In case of the redemption of less than all of the then outstanding Convertible Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine to be fair, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Convertible Preferred Stock then outstanding shall have been paid in full for all past dividend periods.

              Not more than sixty nor less than twenty days prior to the date fixed for redemption by the Board of Directors, notice thereof by first class mail, postage prepaid, shall be given to the holders of record of the shares of Convertible Preferred Stock to be redeemed, addressed to such holders at their last address as shown upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Convertible Preferred Stock, that on and after the date fixed for redemption dividends will cease to accrue on such shares, the then-effective conversion price pursuant to Section 6, and that the right of holders to convert shares of Convertible Preferred Stock shall terminate at the close of business on the fifth business day prior to the date fixed for redemption (unless the Corporation defaults in the payment of the Redemption Price).

             Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares.

             No fractional shares of Convertible Preferred Stock shall be issued upon redemption of less than all Convertible Preferred Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be held at one time by the same holder, the number of full shares issuable upon redemption of less than all of such shares of Convertible Preferred Stock shall be computed on the basis of the aggregate number of shares of Convertible
Preferred Stock so held. Instead of any fractional share of Convertible Preferred Stock that would otherwise be issuable to a holder upon redemption of less than all shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the fair value per share of Convertible Preferred Stock (as determined in good faith by the Board of Directors or in any manner prescribed by the Board of Directors) at the close of business on the date fixed for redemption.

             Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been deposited with a bank or trust company with irrevocable instructions and authority to pay the Redemption Price to the holders of the Convertible Preferred Stock, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accrue on and after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Corporation, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the shares of Convertible Preferred Stock which were to be redeemed, then Section 9 shall apply and the certificates evidencing shares not redeemed pursuant to Section 9 shall be deemed not to be surrendered, such shares shall remain outstanding, the right of the holder to receive payment of the Redemption Price for such shares shall terminate, and the right of holders of shares of Convertible Preferred Stock thereafter shall continue to be only those of a holder of shares of the Convertible Preferred Stock.

             The shares of Convertible Preferred Stock shall not be subject to the operation of any mandatory purchase, retirement or sinking fund.

                 6.      Conversion Privilege.

                 (a) Right of Conversion. After the initial issuance of the Convertible Preferred Stock, each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof, at any time prior to the close of business on the fifth business day prior to the date fixed for redemption of such shares as herein provided, into fully paid and nonassessable shares of Common Stock, at the rate of that number of shares of Common Stock for each full share of Convertible Preferred Stock that is equal to $100.00 divided by the conversion price applicable per share of Common Stock, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this Section 6. For purposes of this resolution, the "conversion price" applicable per share of Common Stock shall initially be equal to $23.75 and shall be adjusted from time to time in accordance with the provisions of this Section 6.

                 (b) Conversion Procedures. Any holder of shares of Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Convertible Preferred Stock at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Convertible Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

                Subject to Section 6(c) hereof, no payments or adjustments in respect of dividends on shares of Convertible Preferred Stock surrendered for conversion or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Convertible Preferred Stock.

                The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Convertible Preferred stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as provided in Section 6(d). Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                 (c) Adjustment of Conversion Price. The conversion price at which a share of Convertible Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

                         (i)      In case the Corporation shall pay or make a
dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class or series of capital stock of the Corporation which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or to





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
exchange such Rights shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution or exchange, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                         (ii)     In case the Corporation shall pay or make a
dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 6(c)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation. In case any rights or warrants referred to in this subparagraph
(ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Corporation, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                         (iii)    In case outstanding shares of Common Stock
shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                         (iv)     Subject to the last sentence of this
subparagraph (iv), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph
(ii) of this Section 6(c), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section 6(c)), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 6(c)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph (vii) of this Section 6(c). For purposes of this subparagraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock or such rights or warrants (making any conversion price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (i) or (ii) of this Section 6(c), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or to exchange such Rights," "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 6(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 6(c)).

                         (v)      In case the Corporation shall pay or make a
dividend or other distribution on its Common Stock exclusively in cash (excluding, in the case of any quarterly cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding quarterly cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv),
(v) and (vi) of this Section 6(c)), or all of such quarterly cash dividend if the amount thereof per share of Common Stock multiplied by four does not exceed 15% of the current market price per share (determined as provided in subparagraph (vii) of this Section 6(c)) of the Common Stock on the Trading Day (as defined in Section 6(i)) next preceding the date of declaration of such dividend), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 6(c)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

                         (vi)     In case a tender or exchange offer made by
the Corporation or any subsidiary of the Corporation for all or any portion of the Corporation's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share (determined as provided in subparagraph (vii) of this Section 6(c)) of the Common Stock on the Trading Day (as defined in
Section 6(i)) next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (vi) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 6(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section 6(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                         (vii)    For the purpose of any computation under
subparagraph (ii), (iv) and (v) of this Section 6(c), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices (as defined in Section 6(i)) for the five consecutive Trading Days prior to and including the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to subparagraph (i),
(ii), (iii), (iv), (v) or (vi) above ("Other Event") occurs after the fifth Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (2) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion rice is so required to be adjusted as a result of such Other Event, (3) if the "ex" date of any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (1) and (2) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (4) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Section 6(c), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock.

For the purpose of any computation under subparagraph (vi) of this Section 6(c), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for such date in question and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the conversion price pursuant to subparagraph (i), (ii), (iii), (iv), (v) or (vi) above occurs after the Expiration Time for the tender or exchange offer requiring such computation and or prior to the second Trading Day following the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                         (viii)   The Corporation may make such reductions in
the conversion price, in addition to those required by subparagraphs (i), (ii),
(iii), (iv), (v) and (vi) of this Section 6(c), as it considers to be advisable to avoid or diminish an income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period, and the Board of Directors of the Corporation shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Convertible Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

                         (ix)     No adjustment in the conversion price shall
be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this subparagraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                         (x)      Whenever the conversion price is adjusted as
herein provided:

                                  (1)     The Corporation shall compute the
adjusted conversion price and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Convertible Preferred Stock; and

                                  (2)     a notice stating the conversion price
has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required such notice shall be mailed by the Corporation to all record holders of shares of Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

                 (d) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon conversion of any shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which, so long as the Common Stock is quoted on the National Association of Securities Dealers, Inc. ("NASDAQ") National Market System, shall be the reported last sale price regular way on the NASDAQ National Market System) at the close of business on the day of conversion.

                 (e) Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Corporation shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all of substantially all of the assets of the Corporation or any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter, to convert such share only into (i) in the case of any such transaction other than a Common Stock Fundamental Change and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock of the Corporation into which such share of Convertible Preferred Stock could have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the conversion price required by the provisions of Section 6(h), and (ii) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of Section 6(h). The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions shall similarly apply to successive transactions of the foregoing type.

                 (f) Reservation of Shares; Etc. The Corporation shall at all times reserve and keep available, free from preemptive rights out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Convertible Preferred Stock.

                 If any shares of Common Stock required to be reserved for purposes of conversion of the Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, and an exemption under Section 3(a)(9) of the Securities Act or similar exemption is not available, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is quoted on the NASDAQ National Market System or any other U.S. national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. The second sentence of this paragraph shall apply only when the Convertible Preferred Stock shall have become freely transferable pursuant to Rule 144(k) under the Securities Act or if the shares of Common Stock issuable upon conversion are exempt from the registration requirements of the Securities Act by operation of an exemption referred to in the first sentence of this paragraph.

                 (g)     Prior Notice of Certain Events.  In case:

                         (i)      the Corporation shall (1) declare any
dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then-outstanding shares of Common Stock; or

                         (ii)     the Corporation shall authorize the granting
to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

                         (iii)    of any reclassification of Common Stock
(other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                         (iv)     of the voluntary or involuntary dissolution,
liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at lest fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

        (h) Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Section 6 to the contrary, if any Fundamental Change (as defined in Section 6(i)) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined in Section 6(i)), each share of Convertible Preferred Stock shall be convertible solely into common stock of the kind and amount received by holders of Common Stock as the result of such Common Stock Fundamental Change as more specifically provided in the following clauses (h)(i) and (h)(ii).

              For purposes of calculating any adjustment to be made pursuant to this Section 6(h) in the event of a Fundamental Change, immediately after such Fundamental Change:

                         (i)      in the case of a Non-Stock Fundamental Change
(as defined in Section 6(i)), the conversion price of the Convertible Preferred Stock shall thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 6, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined in Section 6(i)) or the then applicable Reference Market Price (as defined in
Section 6(i)) by a fraction of which the numerator shall be $100.00 and the denominator shall be (x) the then-current Redemption Price per share of Convertible Preferred Stock or (y) for any Non-Stock Fundamental Change that occurs before the Convertible Preferred Stock becomes redeemable by the Corporation pursuant to Section 5, the applicable price per share set forth for the date of such Non-Stock Fundamental Change in the following table:

              Date of Non-Stock Fundamental Change                                             Price
              ------------------------------------                                           ---------
        After date of original issuance of Convertible                                         $107.79
        Preferred Stock and on or before August 15, 1994

        After August 15, 1994, and on or before August 15, 1995                                 107.01

        After August 15, 1995, and on or before August 15, 1996                                 106.23

        After August 15, 1995, and on or before August 24, 1996                                 105.45

plus, in any case referred to in this clause (y), an amount equal to all per share dividends on the Convertible Preferred Stock accrued and unpaid thereon, whether or not declared, to but excluding the date of such Non-Stock Fundamental Change; and

                         (ii)     in the case of a Common Stock Fundamental
Change, the conversion price of the Convertible Preferred Stock in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 6, shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be the Purchaser Stock Price (as defined in Section 6(i)) and the denominator shall be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Convertible Preferred Stock in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a stockholder for one share of Common Stock as a result of such Common Stock Fundamental Change.

                 (i) Definitions. The following definitions shall apply to terms used in this Section 6:

                 (1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a stockholder for one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive securities, cash or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such securities, cash or other property, in each case, as adjusted in good faith by the Board of Directors of the Corporation to appropriately reflect any of the events referred to in subparagraphs (i), (ii),
(iii), (iv), (v) and (vi) of Section 6(c).

                 (2) "Closing Price" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the common stock in each case on the NASDAQ National Market System, or, if the common stock is not quoted or admitted to trading on such quotation system, on the principal national securities exchange or quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting services, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

                 (3) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% by value (as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in

Section 6(i)(1) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NASDAQ National Market System; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Convertible Preferred Stock continue to exist as outstanding shares of Convertible Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Corporation, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Convertible Preferred Stock.

                 (4) "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets.

                 (5) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

                 (6) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors of the Corporation to appropriately reflect any of the events referred to in subparagraphs (i), (ii),
(iii), (iv), (v) and (vi) of Section 6(c); provided, however, if no such Closing Prices of the common stock for such Trading Days exist, then the Purchaser Stock Price shall be set at a price determined in good faith by the Board of Directors of the Corporation.

                 (7) "Reference Market Price" shall initially mean $12.75 (which is an amount equal to 66-2/3% of the reported last sale price for the Common Stock on the NASDAQ National Market System on August 19, 1993), and in the event of any adjustment to the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $12.75 to the initial conversion price per share set forth in the last sentence of Section 6(a).

                 (8) "Trading Day" shall mean a day on which securities traded on the national securities exchange or quotation system or in the over-the-counter market used to determined the Closing Price.

                 (j) Dividend or Interest Reinvestment Plans. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Stock was first designated, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section 6. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to holders of Convertible Preferred Stock.

                 (k) Certain Additional Rights. In case the Corporation shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 6(c)(iv) or 6(c)(v) (including, without limitation, dividends or distributions referred to in the last sentence of
Section 6(c)(iv)), the holder of each share of Convertible Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which such share of Convertible Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Corporation (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of a share of Convertible Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Convertible Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

                 7.      Voting Rights.

                 (a) General. The holders of shares of Convertible Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of a share of Convertible Preferred Stock will have one vote for each share held. Any shares of Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

                 (b) Default Voting Rights. Whenever dividends on the Convertible Preferred Stock or any other class or series of Parity Dividend Stock shall be in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors of the Corporation shall be increased by two, effective as of the time of election of such directors as hereinafter provided and (ii) the holders of shares of Convertible Preferred Stock (voting separately as a class with all the affected classes or series of Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation at any meeting of stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of shares of Convertible Preferred Stock to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Convertible Preferred Stock and all other affected classes or series of Parity Dividend Stock have been declared and paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of shares of Convertible Preferred Stock and such Parity Dividend Stock to vote for such two additional directors, and the number of directors of the Board of Directors of the Corporation shall immediately thereafter be reduced by two.

                 The foregoing right of the holders of shares of Convertible Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of shares of Convertible Preferred Stock more than ninety days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within twenty days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of Convertible Preferred Stock call a special meeting of the holders of Convertible Preferred Stock to be held within sixty days after the delivery of such request for the purpose of electing such additional directors.

                 The holders of shares of Convertible Preferred Stock and any Parity Dividend Stock referred to above voting as a class shall have the right to remove without cause at any time and replace any directors such holders shall have elected pursuant to this Section 7.

                 (c) Class Voting Rights. So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% (unless a higher percentage shall then be required by applicable law) of all outstanding shares of Convertible Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation, as amended, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock, (ii) create, authorize or issue, or reclassify any authorized stock of the Corporation into, or increase the authorized amount of, any class or series of the Corporation's capital stock ranking prior to the

Convertible Preferred Stock as to dividends or as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary, or any security convertible into shares of such a class or series, (iii) enter into a share exchange pursuant to which the Convertible Preferred Stock would be exchanged for any other securities, or
(iv) merge or consolidate with or into any other Person or permit any other Person to merge or consolidate with or into the Corporation, unless in the case of clause (iii) or clause (iv) each share of Convertible Preferred Stock shall remain outstanding and unaffected or shall be converted into or exchanged for convertible preferred stock of the surviving entity having powers, preferences and relative participating, optional and other rights, and qualifications, limitations and restrictions thereof identical to a share of Convertible Preferred Stock, except for changes that do not affect the holders of the Convertible Preferred Stock adversely. A class vote on the part of the Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with (a) the authorization, issuance or increase in the authorized amount of any shares of Junior Stock or any class or series of the Corporation's capital stock that is both Parity Dividend Stock and Parity Liquidation Stock; or (b) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation (other than those that may be covered by clause
(ii) of the preceding sentence).

                 8. Outstanding Shares. For purposes of this Certificate of Designation, all shares of Convertible Preferred Stock issued by the Corporation shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 5 hereof, all shares of Convertible Preferred Stock that have been so called for redemption under Section 5, to the extent provided thereunder; (ii) from the date of surrender of certificates evidencing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any majority-owned subsidiary of the Corporation.

                 9. Partial Payments. Upon an optional redemption by the Corporation, if at any time the Corporation does not pay amounts sufficient to redeem all Convertible Preferred Stock, then such funds which are paid shall be applied to redeem such shares of Convertible Preferred Stock as the Corporation may designate by lot or in such other manner as the Board of Directors may determine to be fair, or such redemption shall be effected pro rata.

                 10.     Transfer Restrictions.

                 (a)     Legends on Convertible Preferred Stock and Common
Stock.

                         (i)      The certificates evidencing shares of
Convertible Preferred Stock shall, until the third anniversary of the date of original issuance of Convertible Preferred Stock, unless otherwise agreed by the Corporation and the holders of any such certificates, bear a legend substantially to the following effect (with such changes therein as the Corporation may specify in light of the nature of the holder of the certificate and requirements of applicable securities laws):

                 This Security has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered, sold, pledged or otherwise transferred except (A) by the initial investor (1) to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of

                 Rule 144A or to Dell Computer Corporation, (2) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, or (3) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), or (B) by subsequent investors, as set forth in (A) above and, in addition, to an institutional accredited investor within the meaning of Rule 501 under the Securities Act in a transaction exempt from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

                 This Security and any related documentation may be amended or supplemented from time to time to modify the restrictions on and procedures for resales and other transfers of this Security to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally.
                 The holder of this Security shall be deemed, by the acceptance of this Security, to have agreed to any such amendment or supplement.

Until the third anniversary of the date of original issuance of the Convertible Preferred Stock, certificates representing the shares of Common Stock issued upon conversion of Convertible Preferred Stock shall bear a comparable legend. The shares of Convertible Preferred Stock, and the shares of Common Stock issued upon conversion thereof, shall be subject to the restrictions on transfer set forth in the legends referred to above until the third anniversary of the date of original issuance of the Convertible Preferred Stock or such longer period as the Corporation determines to be required or appropriate under applicable securities laws.

                         (ii)     The certificates evidencing shares of
Convertible Preferred Stock (and shares of Common Stock issued upon conversion thereof) initially issued to any "accredited investor" within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act that is not a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act shall, until such time as the Corporation and the transfer agent for the Convertible Preferred Stock or Common Stock, as the case may be, shall have received evidence satisfactory to each of them that the transfer of such shares of Convertible Preferred Stock or Common Stock has been effected in accordance with the limitations on transfer set forth in paragraph (a)(i) above, bear the following additional legend:

                 In connection with any transfer, the holder will deliver to the registrar and transfer agent such certificates and other information as it may reasonably require to confirm that the transfer complies with the foregoing restrictions.

                 (b) Transfer Agent Requirements. The transfer agent for the Convertible Preferred Stock and the transfer agent and registrar for the Common Stock shall not be required to accept for registration of transfer any Convertible Preferred Stock or Common Stock bearing the legend contained in paragraph (a)(ii) above, except upon presentation of satisfactory evidence that the restrictions on transfer of the Convertible Preferred Stock or Common Stock referred to in the legend in paragraph (a)(i) have been complied with, all in accordance with such reasonable regulations as the Corporation may from time to time agree with the transfer agent for the Convertible Preferred Stock and the transfer agent and registrar for the Common Stock.

                 (c) Delivery of Certain Information. At any time when the Corporation is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, upon the request of a holder of shares of Convertible Preferred Stock or shares of Common stock issued upon conversion of Convertible Preferred Stock, the Corporation will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such holder or to a prospective purchaser of such shares designated by such holder, as the case may be, in order to permit compliance by such holder with Rule 144A under the Securities Act in connection with the resale of such shares by such holder unless the provision of such information is no longer required by law to effect resales of such Convertible Preferred Stock or such Common Stock under Rule 144A under the Securities Act; provided, however, the Corporation shall not be required to furnish such information in connection with any request made on or after the date which is three years from the later of (i) the date such shares were acquired from the Corporation or (ii) the date such shares were last acquired from an "affiliate" of the Corporation within the meaning of Rule 144 under the Securities Act; and provided further, however, the Corporation shall not be required to furnish such information at any time to a prospective purchaser located outside the United States who is not a "U.S. person" within the meaning of Regulation S under the Securities Act if such shares of Convertible Preferred Stock may then be sold to such prospective purchaser in accordance with Rule 904 under the Securities Act (or any successor provision thereto). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities act (or any successor provision thereto).

                 11. Status of Acquired Shares. Shares of Convertible Preferred Stock redeemed by the Corporation or received upon conversion pursuant to Section 6 or otherwise acquired by the Corporation, will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Convertible Preferred Stock.

                 12. Preemptive Rights. The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

                 13. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                 14.     Miscellaneous.   (a)  The Corporation shall pay any
and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates or instruments evidencing such shares of securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

        (b) In the event that a holder of shares of Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion or exchange of such shares should be registered or to whom payment upon redemption of shares of Convertible Preferred Stock should be made or the address to which the certificates or instruments evidencing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Convertible Preferred Stock as shown on the records of the Corporation and to send the certificates of instruments evidencing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

               IN WITNESS WHEREOF, this Certificate of Designations, Series A Convertible Preferred Stock has been executed as of August 24, 1993, on behalf of Dell Computer Corporation by the Chairman of the Board and Chief Executive Officer of the Corporation and attested by the General Counsel and Corporate Secretary of the Corporation, who do hereby affirm, under penalties of perjury, that the foregoing Certificate is the act and deed of the Corporation and that the facts stated therein are true.

                                      Dell Computer Corporation


                                      By: /s/ MICHAEL S. DELL
                                          -------------------------------------
                                      Michael S. Dell, Chairman of the Board
                                      and Chief Executive Officer


Attest:


/s/ RICHARD E. SALWEN
-----------------------------
Richard E. Salwen,
General Counsel and
Corporate Secretary





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